Pittston Burlington Group Earns
                       $.79 Per Share in the Third Quarter

     Richmond, VA - October 23, 1997 - Pittston Burlington Group reported net income of $16.0 million, or $.79 per fully diluted share ($.82 primary), in the third quarter ended September 30, 1997. Included in the quarter was a one-time estimated benefit of approximately $.08 per share resulting from a strike at United Parcel Service (UPS) in August. A year ago, net income was $10.7 million, or $.56 per share. Consolidated worldwide revenues totaled $439.4 million, an 18% increase over the $373.2 million reported in the prior year's quarter.

     For the first nine months of 1997, worldwide revenues increased 12% to $1,210 million compared to $1,081 million for the comparable period in 1996. Net income was $27.1 million, or $1.36 per share (fully diluted), excluding special second quarter consulting expenses of $.41 per share, for the first nine months of 1997. A year ago, net income was $23.2 million, or $1.21 per share.

     Reflecting the company's global orientation and expanded services, on October 1, 1997, Burlington Air Express Inc. changed its name to BAX Global Inc. The new BAX Global name reflects the evolution of the company over the last 25 years from a domestic air freight forwarder to its current position as one of the world's leading international freight transportation and logistics companies.

     "During our 25 year history, BAX Global has emerged as a truly global provider of transportation and logistics solutions to the world's most important companies," said Joseph C. Farrell, Chairman and Chief Executive Officer. "At BAX Global, this milestone comes at a time when revolutionary changes are being implemented which are intended to dramatically improve the way we conduct our business."

     "It is also important to recognize that today, BAX Global is much more than an air freight carrier," added Farrell. "Our services range from freight forwarding to total logistics management for many of the world's largest companies, including many Fortune 500 companies. Today, BAX Global has the capability to ship virtually any cargo, anywhere throughout the world, via ground, air and ocean, with a broad range of value-added services available to satisfy our customers' shipping needs in an efficient and cost-effective manner."

International
     BAX Global's international revenues rose 14% in the third quarter to $261.3 million from $229.5 million in the comparable 1996 period due primarily to strong growth in Asia/Pacific markets. International expedited freight services revenues increased 12% to $196.8 million, reflecting higher volumes and higher average yields. Other international revenues, primarily customs clearance and ocean services, rose 20% to $64.5 million in the third quarter as compared to
$53.9 million in the prior year quarter. International operating profits amounted to $12.0 million in the third quarter, a 38% increase over the $8.7 million earned in the third quarter of 1996. For the first nine months of 1997 excluding the special second quarter consulting expenses, international operating profits totaled $27.1 million , a 36% increase over the $20.0 million recorded a year earlier.

     In September, BAX Global (BAX) acquired the remaining 50% share holding of its South African joint venture partner. Primarily an inbound market, South Africa plays a strategic role in the BAX network. Earlier this year, BAX added expedited scheduled service to Johannesburg, and surrounding cities, several times each week from four U.S. gateways: New York City, Los Angeles, Chicago and Atlanta.

Domestic
     In the third quarter, BAX Global's domestic expedited freight services revenues increased 24% to $176.3 million, reflecting higher volumes and higher average yields. Domestic operating profits were $16.9 million in the third quarter compared to $11.8 million in the same period a year ago. Third quarter operating profits are believed to have benefited by approximately $2.6 million from the strike at UPS. Third quarter domestic expedited freight services average yield (revenue per pound) increased 6% over the 1996 third quarter, while domestic shipments, which were impacted by a significant increase in small package shipments due to the UPS strike, increased 59%. For the first nine months of 1997 excluding the special second quarter consulting expenses, domestic operating profits were $24.6 million compared to $25.5 million a year earlier.

     As previously reported, a Global Innovation Team has been formed to redesign BAX Global's business processes, including its information systems, and further enhance service quality and improve efficiencies. A comprehensive plan is being developed for worldwide implementation over the next two to three years to assure delivery of state-of-the-art information systems for both customer and operations requirements.

     Joseph C. Farrell, Chairman and CEO said "We continue to be optimistic about the outlook for BAX Global's business for the balance of 1997 and beyond. Our strong third quarter results have positioned us well to help us reach our full year goal of $1.90 - $2.00 earnings per share exclusive of any special expenses."

Financial - Consolidated
     The Pittston Company (the "Company") reported consolidated revenues of $870.5 million in the third quarter ended September 30, 1997 compared to $782.4 million for the comparable period in 1996. Net income was $36.3 million compared to $29.2 million in the prior year's quarter. For the first nine months of 1997, consolidated revenues were $2,478 million and net income was $72.3 million. A year go, consolidated revenues for the nine month period were $2,271 million and net income was $73.1 million. Consolidated cash flow from operating activities totaled $136.0 million for the nine months ended September 30, 1997. Total debt at September 30, 1997 was $313.2 million. In July, The Pittston Company's corporate credit and senior unsecured ratings were raised to 'BBB' by Standard & Poor's.

     During the quarter the Company purchased 1,515 shares of its Series C Convertible Preferred Stock and 200,200 shares of Pittston Burlington Group Common Stock at a total cost of $.6 million and $4.8 million respectively. The Company has remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 1.1 million shares of Pittston Brink's Common Stock, 1.1 million shares of Pittston Burlington Group Common Stock and an additional $24.4 million of The Pittston Company Series C Convertible Preferred Stock.

     This release contains both historical and forward looking information. In particular, statements herein regarding earnings projections and the benefits from the redesign initiatives, new business contracts and implementation of recent acquisitions on financial results are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of BAX Global and which may cause actual results, performance or achievements to differ materially from those which are anticipated. Factors that might affect such forward looking statements include, among others, overall economic and business conditions, the demand for BAX Global's services, pricing and other competitive factors in the industry, new government regulations, and uncertainty about the implementation of systems initiatives and the integration of acquisitions.

                               * * * * * * * * * *

     Pittston Burlington Group Common Stock (NYSE-PZX), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in global freight transportation and logistics management services through BAX Global Inc. (Pittston Burlington Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), and in coal through Pittston Coal Company and in gold mining and metals exploration through Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Brink's Group and Pittston Minerals Group earnings releases are available upon request.


                                                 Pittston Burlington Group
                                                Supplemental Financial Data
                                                        (Unaudited)


                                                      BAX GLOBAL INC.


                                                                        Three Months                           Nine Months
(In thousands, except                                             Ended September 30                    Ended September 30
per pound/shipment amounts)                                  1997               1996                1997             1996
--------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES
Domestic U.S.
   Expedited freight services                        $    176,332            142,506             457,672         405,238
   Other                                                    1,761              1,216               5,372            3,318
-------------------------------------------------------------------------------------------------------------------------

Total Domestic U.S.                                       178,093            143,722             463,044         408,556

International
   Expedited freight services                        $    196,829            175,516             570,451         517,692
   Customs clearances                                      32,096             30,017              91,396           88,793
   Ocean and other                                         32,410             23,922              85,513           66,295
-------------------------------------------------------------------------------------------------------------------------

Total International                                       261,335            229,455             747,360          672,780

Total operating revenues                                $ 439,428            373,177           1,210,404       1,081,336
-------------------------------------------------------------------------------------------------------------------------


OPERATING PROFIT
   Domestic U.S.                                     $     16,938             11,783              24,553           25,520
   International                                           11,988              8,683              27,064           19,959
   Other (a)                                                    -                  -             (12,500)               -
-------------------------------------------------------------------------------------------------------------------------

Total operating profit                               $     28,926             20,466              39,117           45,479
-------------------------------------------------------------------------------------------------------------------------


Expedited freight services
   shipment growth rate                                     41.8%               (.5%)              13.5%             2.8%

Expedited freight services weight growth rate:
   Domestic U.S.                                            16.5%               6.7%                7.1%             5.0%
   International                                            14.5%              (1.7%)               8.3%             4.5%
   Worldwide                                                15.5%               2.2%                7.7%             4.7%
-------------------------------------------------------------------------------------------------------------------------


Expedited freight services
   weight (millions of pounds)                              418.1              362.0             1,141.2         1,059.2
Expedited freight services
   shipments (thousands)                                    1,836              1,294               4,441            3,914
-------------------------------------------------------------------------------------------------------------------------


Expedited freight services average:
   Yield (revenue per pound)                         $       .893               .879                .901             .871
   Revenue per shipment                              $        203                246                 232              236
   Weight per shipment (pounds)                               228                280                 257              271
-------------------------------------------------------------------------------------------------------------------------


(a) Consulting expenses related to the redesign of BAX Global Inc.'s business processes and new information systems architecture.

                                                 Pittston Burlington Group
                                                 STATEMENTS OF OPERATIONS
                                                        (Unaudited)



                                                                        Three Months                           Nine Months
(In thousands, except                                             Ended September 30                    Ended September 30
per share amounts)                                           1997               1996                1997              1996
-------------------------------------------------------------------------------------------------------------------------


Operating revenues                                   $    439,428            373,177           1,210,404       1,081,336
--------------------------------------------------------------------------------------------------------------------------------


Operating expenses                                        375,145            322,763           1,061,749         947,071
Selling, general and administrative
   expenses                                                37,423             32,730             116,446           95,636
--------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                  412,568            355,493           1,178,195       1,042,707
--------------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                   351                224               1,859              966
--------------------------------------------------------------------------------------------------------------------------------

Operating profit                                           27,211             17,908              34,068           39,595

Interest income                                               124                628                 599            2,177
Interest expense                                           (1,558)              (944)             (3,570)          (2,984)
Other expense, net                                           (390)              (597)               (671)          (1,939)
--------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                 25,387             16,995              30,426          36,849
Provision for income taxes                                  9,394              6,290              11,258           13,635
--------------------------------------------------------------------------------------------------------------------------------

Net income                                           $     15,993             10,705              19,168           23,214
--------------------------------------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                           $        .82                .56                 .99           1.21
   Fully diluted                                              .79                .56 (a)             .95           1.21 (a)
--------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                 19,470             19,283              19,449           19,161
   Fully diluted                                           20,140             19,283              20,125           19,161
--------------------------------------------------------------------------------------------------------------------------------




                                                    SEGMENT INFORMATION



Operating revenues:
   BAX Global Inc.                                   $    439,428            373,177           1,210,404       1,081,336
--------------------------------------------------------------------------------------------------------------------------------


Operating profit:
   BAX Global Inc.                                   $     28,926             20,466              39,117           45,479
   General corporate expense                               (1,715)            (2,558)             (5,049)         (5,884)
--------------------------------------------------------------------------------------------------------------------------------

Operating profit                                     $     27,211             17,908              34,068           39,595
--------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.

                                                 Pittston Burlington Group
                                                 CONDENSED BALANCE SHEETS



                                                                                    September 30               December 31
(In thousands)                                                                              1997                      1996
---------------------------------------------------------------------------------------------------------------------------

                                                                                     (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                                          $      22,653                    17,818
Accounts receivable, net of estimated amounts
  uncollectible                                                                          312,230                   262,378
Inventories and other current assets                                                      22,213                    22,557
---------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                     357,096                   302,753

Property, plant and equipment, at cost, net of
  accumulated depreciation and amortization                                              128,010                  113,283
Intangibles, net of amortization                                                         175,432                   177,797
Other assets                                                                              40,691                    41,565
---------------------------------------------------------------------------------------------------------------------------

Total assets                                                                       $     701,229                   635,398
---------------------------------------------------------------------------------------------------------------------------



Liabilities and Shareholder's Equity

Current liabilities                                                                $     313,423                   278,601
Long-term debt, less current maturities                                                   54,183                    28,723
Other liabilities                                                                         21,196                    23,085
---------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                        388,802                   330,409

Shareholder's equity                                                                     312,427                   304,989
---------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                                         $     701,229                  635,398
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                                                 Pittston Burlington Group
                                                 STATEMENTS OF CASH FLOWS
                                                        (Unaudited)



                                                                                            Nine Months Ended September 30
(In thousands)                                                                                      1997              1996
---------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                                      $ 19,168            23,214
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization                                                                  21,637            16,129
   Provision for aircraft heavy maintenance                                                       25,009           23,980
   Other, net                                                                                      4,961             1,550
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
      Increase in receivables                                                                    (47,109)          (13,197)
      (Increase) decrease in inventories and other current assets                                   (108)             721
     Increase (decrease) in current liabilities                                                   16,863           (15,855)
      Other, net                                                                                    (997)           (2,687)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                         39,424           33,855
---------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                                       (22,420)         (27,486)
Proceeds from disposal of property, plant and equipment                                              471            5,899
Aircraft heavy maintenance                                                                       (24,790)          (15,215)
Acquisitions and related contingent payments, net of
   cash acquired                                                                                  (9,131)             (225)
Other, net                                                                                         2,664             2,566
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                            (53,206)          (34,461)
---------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                                 37,984             2,878
Reductions of debt                                                                               (17,246)           (1,361)
Payments from Minerals Group                                                                       6,949               554
Share and other equity activity                                                                   (9,070)           (2,795)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                                  18,617             (724)
---------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                                               4,835           (1,330)
Cash and cash equivalents at beginning of period                                                  17,818           25,847
---------------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                                      $ 22,653           24,517
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                 Three Months                           Nine Months
(In thousands, except                                                      Ended September 30                    Ended September 30
per share amounts)                                                    1997               1996               1997            1996
-----------------------------------------------------------------------------------------------------------------------------------


Net sales                                                     $    150,998            177,195            467,693          522,715
Operating revenues                                                 719,503            605,199          2,010,638        1,747,973
-----------------------------------------------------------------------------------------------------------------------------------

Net sales and operating revenues                                   870,501            782,394          2,478,331        2,270,688
-----------------------------------------------------------------------------------------------------------------------------------


Cost of sales                                                      144,338            167,907            451,586          533,236
Operating expenses                                                 583,027            497,743          1,655,280        1,454,058
Restructuring and other credits,
   including litigation accrual                                          -                  -                  -           (37,758)
Selling, general and administrative
   expenses                                                         85,478             74,711            255,576          218,033
-----------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                           812,843            740,361          2,362,442        2,167,569
-----------------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                          2,898              3,684              9,349           13,742
-----------------------------------------------------------------------------------------------------------------------------------

Operating profit                                                    60,556             45,717            125,238          116,861

Interest income                                                      1,067                880              3,077             2,216
Interest expense                                                    (7,282)            (3,409)           (19,268)         (10,533)
Other expense, net                                                    (810)            (2,506)            (5,098)          (6,912)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                          53,531             40,682            103,949          101,632
Provision for income taxes                                          17,194             11,638             31,608           28,542
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                                          36,337             29,044             72,341           73,090
Preferred stock dividends, net                                        (789)               146             (2,592)            (773)
-----------------------------------------------------------------------------------------------------------------------------------

Net income attributed to common shares                        $     35,548             29,190             69,749           72,317
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                        $     19,372             15,841             52,417           41,714
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                   $        .51                .41               1.37             1.09
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                   38,309             38,264             38,243           38,158
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common
   shares                                                     $     15,993             10,705             19,168            23,214
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                                    $        .82                .56                .99          1.21
   Fully diluted                                                       .79                .56  (a)           .95          1.21  (a)
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                          19,470             19,283             19,449            19,161
   Fully diluted                                                    20,140             19,283             20,125           19,161
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income (loss) attributed to common
   shares:                                                    $        183              2,644             (1,836)            7,389
-----------------------------------------------------------------------------------------------------------------------------------


Net income (loss) per common share:
   Primary                                                    $        .02                .33               (.23)              .94
   Fully diluted                                                       .02 (a)            .25               (.23)  (a)         .82
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                           8,096              7,926              8,055             7,872
   Fully diluted                                                     9,899              9,819              9,885             9,920
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.


(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.

                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                             September 30               December 31
(In thousands)                                                                                       1997                      1996
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                                                $         59,992                   41,217
Accounts receivable, net of estimated amounts uncollectible                                       550,132                  475,859
Inventories and other current assets                                                              144,798                  121,338
------------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                              754,922                   638,414

Property, plant and equipment, at cost, net of accumulated
   depreciation, depletion and amortization                                                       636,289                  540,851
Intangibles, net of amortization                                                                  302,937                  317,062
Other assets                                                                                      321,899                   336,276
------------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                             $      2,016,047                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities                                                                      $        622,285                   588,691
Long-term debt, less current maturities                                                           269,146                  158,837
Postretirement benefits other than pensions                                                       231,211                  226,697
Workers' compensation and other claims                                                            110,515                  116,893
Other liabilities                                                                                 129,542                   134,778
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                               1,362,699                 1,225,896

Shareholders' equity                                                                              653,348                   606,707
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                                               $      2,016,047                1,832,603
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                                     Nine Months Ended September 30
(In thousands)                                                                                                1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                                           $      72,341          73,090
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                                                          -         29,948
   Depreciation, depletion and amortization                                                                 96,467         83,315
   Provision for aircraft heavy maintenance                                                                 25,009         23,980
   Provision for deferred income taxes                                                                       5,306         10,496
   Other, net                                                                                               18,743          10,393
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables                                                                               (58,484)        (20,199)
     (Increase) decrease in inventories and other current assets                                           (20,516)         3,894
     Increase (decrease) in current liabilities                                                             16,389        (22,851)
     Other, net                                                                                            (19,276)        (66,380)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                                  135,979        125,686
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                                                (133,911)      (116,294)
Proceeds from disposal of property, plant and equipment                                                      5,455         11,732
Aircraft heavy maintenance                                                                                 (24,790)       (15,215)
Acquisitions and related contingent payments,
   net of cash acquired                                                                                    (65,271)           (971)
Other, net                                                                                                   8,925           6,519
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                                     (209,592)      (114,229)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                                          134,137          20,375
Reductions of debt                                                                                         (21,090)         (9,510)
Share and other equity activity                                                                            (20,659)       (20,522)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                                            92,388         (9,657)
------------------------------------------------------------------------------------------------------------------------------------


Net increase in cash and cash equivalents                                                                   18,775          1,800
Cash and cash equivalents at beginning of period                                                            41,217         52,823
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                           $      59,992         54,623
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                            Pittston Burlington Group
                         NOTES TO FINANCIAL INFORMATION



(1)  The Pittston  Company (the  "Company")  has three  classes of common stock:
     Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     The financial information for the Burlington Group includes the results of the Company's BAX Global Inc. business. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Burlington Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory. In 1993, the Company recognized in its consolidated financial statements the potential liability that might have resulted from an ultimate adverse judgement in the Evergreen Case.

     In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. The third payment of $8.5 million was paid in August, 1997 and was funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

     As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Burlington Group.

(4) During the three months ended September 30, 1997 and 1996, the Company purchased no shares of Brink's Stock; 200,200 shares (at a cost of $4.8 million) and 15,300 shares (at a cost of $0.3 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program authorized by the Board of Directors of the Company (the "Board"). During the nine months ended September 30, 1997 and 1996, the Company purchased 166,000 shares (at a cost of $4.3 million) and no shares, respectively, of Brink's Stock; 332,300 shares (at a cost of $7.4 million) and 20,300 shares (at a cost of $0.4 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program.

(5) During the quarter and nine months ended September 30, 1997, the Company purchased 1,515 shares (at a cost of $0.6 million) of its Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). During the quarter and nine months ended September 30, 1996, the Company purchased 10,320 shares (at a cost of $3.9 million) and 20,920 shares (at a cost of $7.9 million) of the Convertible Preferred Stock, respectively. Preferred dividends included on the Company's Statement of Operations for the quarter and nine months ended September 30, 1997 are net of $0.1 million, which is the excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders of the stock.

(6) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(7) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, is available upon request.